Exhibit 99.1

Contacts:
Dan Mahoney	Nicholas Manganaro
Chief Financial Officer	Sharon Merrill Associates, Inc.
Charles River Associates	crai@investorrelations.com
617-425-3505	617-542-5300

CHARLES RIVER ASSOCIATES (CRA) REPORTS
FINANCIAL RESULTS FOR THE SECOND QUARTER OF 2023
Broad-based Contributions Drive Record Quarterly Revenue

CRA Increases Profit Guidance and Raises Lower End of Revenue Guidance for Full-year Fiscal 2023

BOSTON, August 3, 2023 – Charles River Associates (NASDAQ: CRAI), a worldwide leader in providing economic, financial and management consulting services, today announced financial results for the fiscal second quarter ended July 1, 2023.
“Building on a strong start to the year, CRA delivered revenue growth of 8.6% year over year to $162.0 million, representing the highest quarterly revenue in the company’s history,” said Paul Maleh, CRA’s President and Chief Executive Officer. “This performance was driven by broad-based contributions across our portfolio. Seven of 11 practices grew year over year. Leading the way were four practices—Energy, Finance, Financial Economics, and Forensic Services—that each generated double-digit revenue growth, while our Antitrust & Competition Economics, Labor & Employment, and Life Sciences practices also grew. Our North American and international operations both grew in the second quarter, led by our international operations which increased revenue by 18.6% year over year.”

Highlights for Second Quarter Fiscal 2023
•Revenue grew 8.6% year over year to $162.0 million.
•Utilization was 72%, and quarter-end headcount increased 12.5% year over year.
•Net income decreased 18.3% year over year to $9.5 million, or 5.9% of revenue, compared with $11.6 million, or 7.8% of revenue, in the second quarter of fiscal 2022; non-GAAP net income decreased 2.5% year over year to $10.0 million, or 6.2% of revenue, compared with $10.3 million, or 6.9% of revenue, in the second quarter of fiscal 2022.
•Earnings per diluted share decreased 14.6% year over year to $1.34 from $1.57 in the second quarter of fiscal 2022; non-GAAP earnings per diluted share increased 2.2% year over year to $1.42 from $1.39 in the second quarter of fiscal 2022.
•Non-GAAP EBITDA increased 3.9% to $18.8 million, or 11.6% of revenue, compared with $18.1 million, or 12.1% of revenue, in the second quarter of fiscal 2022.
•On a constant currency basis relative to the second quarter of fiscal 2022, revenue would have been higher by $0.1 million, while GAAP net income and earnings per diluted share would have remained unchanged. Non-GAAP net income, earnings per diluted share, and non-GAAP EBITDA would have remained unchanged.
•CRA returned $5.5 million of capital to its shareholders, consisting of $2.5 million of dividend payments and $3.0 million for share repurchases of approximately 31,000 shares.

Management Commentary and Financial Guidance
“Through the first two quarters of fiscal 2023, on a constant currency basis relative to fiscal 2022, CRA generated total revenue of $318.0 million and non-GAAP EBITDA of $36.6 million, achieving a margin of 11.5%,” continued Maleh. “Reflecting the continued strength and quality of our business, we are raising the lower end of our revenue guidance and increasing our profit guidance. For full-year fiscal 2023, on a constant currency basis relative to fiscal 2022, we expect revenue in the range of $625.0 million to $640.0 million and non-GAAP EBITDA margin in the range of 11.0% to 11.7%. This new guidance compares with a prior revenue range of $615 million to $640 million and a prior non-GAAP EBITDA margin range of 10.8% to 11.5%. While we are pleased with CRA’s performance through the first half of the year, we remain mindful that uncertainties around global economic, business, health, and geopolitical conditions can affect our business.”

CRA does not provide reconciliations of its annual non-GAAP EBITDA margin guidance to GAAP net income margin because the Company is unable to estimate with reasonable certainty unusual gains or charges, foreign currency exchange rates, and the resulting effect of these items, and of equity awards, on CRA’s taxes without unreasonable effort. These items are uncertain, depend on various factors, and may have a material effect on CRA’s results computed in accordance with GAAP. A reconciliation between the historical GAAP and non-GAAP financial measures presented in this release is provided in the financial tables at the end of this release.
Quarterly Dividend
On August 3, 2023, CRA announced a quarterly cash dividend of $0.36 per common share, payable on September 8, 2023 to shareholders of record as of August 29, 2023. CRA expects to continue paying quarterly dividends, the declaration, timing and amounts of which remain subject to the discretion of CRA’s Board of Directors.
Conference Call Information and Prepared CFO Remarks
CRA will host a conference call today at 10:00 a.m. ET to discuss its second-quarter 2023 financial results. To listen to the live call, please visit the “Investor Relations” section of CRA’s website at http://www.crai.com, or dial (877) 709-8155 or (201) 689-8881. An archived version of the webcast will be available on CRA’s website for one year.
In combination with this press release, CRA has posted prepared remarks by its CFO, Dan Mahoney, under “Quarterly Earnings” in the “Investor Relations” section on CRA’s website at http://www.crai.com. These remarks are offered to provide the investment community with additional background on CRA’s financial results prior to the start of the conference call.
About Charles River Associates (CRA)
Charles River Associates® is a leading global consulting firm specializing in economic, financial, and management consulting services. CRA advises clients on economic and financial matters pertaining to litigation and regulatory proceedings, and guides corporations through critical business strategy and performance-related issues. Since 1965, clients have engaged CRA for its unique combination of functional expertise and industry knowledge, and for its objective solutions to complex problems. Headquartered in Boston, CRA has offices throughout the world. Detailed information about Charles River Associates, a registered trade name of CRA International, Inc., is available at www.crai.com. Follow us on LinkedIn, Twitter, and Facebook.
NON-GAAP FINANCIAL MEASURES
In this release, CRA has supplemented the presentation of its financial results calculated in accordance with U.S. generally accepted accounting principles or “GAAP” with the following financial measures that are not calculated in accordance with GAAP: non‑GAAP net income, non‑GAAP net income per share and non‑GAAP EBITDA. CRA believes that the non-GAAP financial measures described in this press release are important to management and investors because these measures supplement the understanding of CRA’s ongoing operating results and financial condition. In addition, these non-GAAP measures are used by CRA in its budgeting process, and the non-GAAP adjustments are made to the performance measures for some of CRA’s performance-based compensation.
As used herein, CRA defines non-GAAP EBITDA as net income before interest expense (net), income taxes, and depreciation and amortization further adjusted for the impact of certain items that we do not consider indicative of our core operating performance, such as non-cash amounts relating to valuation changes in contingent consideration, acquisition-related costs, foreign currency (gains) losses, net and related tax effects. Non-GAAP net income and non-GAAP net income per share also exclude non-cash amounts relating to valuation changes in contingent consideration, acquisition-related costs, foreign currency (gains) losses, net and related tax effects. This release also presents certain current fiscal period financial measures on a “constant currency” basis in order to isolate the effect that foreign currency exchange rate fluctuations can have on CRA’s financial results. These constant currency measures are determined by recalculating the current fiscal period local currency financial measure using the specified corresponding prior fiscal period’s foreign exchange rates. On a constant currency basis for the fiscal year-to-date period ended July 1, 2023 relative to the fiscal year-to-date period ended July 2, 2022, revenue and EBITDA would have been higher by $3.2 million and $1.1 million, respectively.

All of the non-GAAP financial measures referred to above should be considered in conjunction with, and not as a substitute for, the GAAP financial information presented in this release. EBITDA and the financial measures identified in this release as “non-GAAP” are reconciled to their GAAP comparable measures in the financial tables appended to the end of this press release. In evaluating these non-GAAP financial measures, note that the non-GAAP financial measures used by CRA may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.
SAFE HARBOR STATEMENT
Statements in this press release concerning our future business, operating results and financial condition, including those concerning guidance on future revenue and non-GAAP EBITDA margin, the impact of exchange rate fluctuations on our financial results, our expectations regarding continued growth, our expectations regarding the payment of any future quarterly dividends and the level and extent of any purchases under our expanded share repurchase program, and statements using the terms “outlook,” “expect,” or similar expressions, are “forward-looking” statements as defined in Section 21 of the Exchange Act. These statements are based upon our current expectations and various underlying assumptions. Although we believe there is a reasonable basis for these statements and assumptions, and these statements are expressed in good faith, these statements are subject to a number of additional factors and uncertainties. Our actual revenue and non-GAAP EBITDA margin in fiscal 2023 on a constant currency basis relative to fiscal 2022 could differ materially from the guidance presented herein, and our actual performance and results may differ materially from the performance and results contained in or implied by the forward-looking statements made herein, due to many important factors. These factors include, but are not limited to, the possibility that the demand for our services may decline as a result of changes in general and industry specific economic conditions; the timing of engagements for our services; the effects of competitive services and pricing; our ability to attract and retain key employee or non-employee experts; the inability to integrate and utilize existing consultants and personnel; the decline or reduction in project work or activity; global economic conditions including less stable political and economic environments; the impact of epidemics or pandemics such as the COVID-19 pandemic; foreign currency exchange rate fluctuations; unanticipated expenses and liabilities; risks inherent in international operations; changes in tax law or accounting standards, rules, and regulations; our ability to collect on forgivable loans should any become due; and professional and other legal liability or settlements. Additional risks and uncertainties are discussed in our periodic filings with the Securities and Exchange Commission under the heading “Risk Factors.” The inclusion of such forward-looking information should not be regarded as our representation that the future events, plans, or expectations contemplated will be achieved. Except as may be required by law, we undertake no obligation to update any forward-looking statements after the date of this press release, and we do not intend to do so.

CRA INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE FISCAL QUARTERS AND FISCAL YEAR-TO-DATE PERIODS ENDED
JULY 1, 2023 COMPARED TO JULY 2, 2022
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended				Fiscal Year-to-Date Period Ended
	July 1, 2023	As a % of Revenue	July 2, 2022	As a % of Revenue	July 1, 2023	As a % of Revenue	July 2, 2022	As a % of Revenue
Revenues	$161,965	100.0%	$149,102	100.0%	$314,810	100.0%	$297,484	100.0%
Costs of services (exclusive of depreciation and amortization)	113,333	70.0%	103,076	69.1%	221,170	70.3%	207,136	69.6%
Selling, general and administrative expenses	29,846	18.4%	27,963	18.8%	58,218	18.5%	53,780	18.1%
Depreciation and amortization	2,872	1.8%	3,050	2.0%	5,815	1.8%	6,026	2.0%
Income from operations	15,914	9.8%	15,013	10.1%	29,607	9.4%	30,542	10.3%

Interest expense, net	(1,616)	-1.0%	(468)	-0.3%	(2,187)	-0.7%	(676)	-0.2%
Foreign currency gains (losses), net	(686)	-0.4%	1,700	1.1%	(1,214)	-0.4%	1,899	0.6%
Income before provision for income taxes	13,612	8.4%	16,245	10.9%	26,206	8.3%	31,765	10.7%
Provision for income taxes	4,104	2.5%	4,602	3.1%	7,780	2.5%	8,696	2.9%
Net income	$9,508	5.9%	$11,643	7.8%	$18,426	5.9%	$23,069	7.8%

Net income per share:
Basic	$1.36		$1.60		$2.61		$3.15
Diluted	$1.34		$1.57		$2.56		$3.09

Weighted average number of shares outstanding:
Basic	6,983		7,263		7,051		7,311
Diluted	7,080		7,380		7,166		7,442

CRA INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FOR THE FISCAL QUARTERS AND FISCAL YEAR-TO-DATE PERIODS ENDED
JULY 1, 2023 COMPARED TO JULY 2, 2022
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended				Fiscal Year-to-Date Period Ended
	July 1, 2023	As a % of Revenue	July 2, 2022	As a % of Revenue	July 1, 2023	As a % of Revenue	July 2, 2022	As a % of Revenue
Revenues	$161,965	100.0%	$149,102	100.0%	$314,810	100.0%	$297,484	100.0%

Net income	$9,508	5.9%	$11,643	7.8%	$18,426	5.9%	$23,069	7.8%
Adjustments needed to reconcile GAAP net income to non-GAAP net income:
Non-cash valuation change in contingent consideration	16	—%	—	—%	36	—%	—	—%
Acquisition-related costs	—	—%	32	—%	22	—%	203	0.1%
Foreign currency (gains) losses, net	686	0.4%	(1,700)	-1.1%	1,214	0.4%	(1,899)	-0.6%
Tax effect on adjustments	(165)	-0.1%	324	0.2%	(304)	-0.1%	319	0.1%
Non-GAAP net income	$10,045	6.2%	$10,299	6.9%	$19,394	6.2%	$21,692	7.3%

Non-GAAP net income per share:
Basic	$1.44		$1.41		$2.75		$2.96
Diluted	$1.42		$1.39		$2.70		$2.91

Weighted average number of shares outstanding:
Basic	6,983		7,263		7,051		7,311
Diluted	7,080		7,380		7,166		7,442

CRA INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FOR THE FISCAL QUARTERS AND FISCAL YEAR-TO-DATE PERIODS ENDED
JULY 1, 2023 COMPARED TO JULY 2, 2022
(IN THOUSANDS)

	Fiscal Quarter Ended				Fiscal Year-to-Date Period Ended
	July 1, 2023	As a % of Revenue	July 2, 2022	As a % of Revenue	July 1, 2023	As a % of Revenue	July 2, 2022	As a % of Revenue
Revenues	$161,965	100.0%	$149,102	100.0%	$314,810	100.0%	$297,484	100.0%

Net income	$9,508	5.9%	$11,643	7.8%	$18,426	5.9%	$23,069	7.8%
Adjustments needed to reconcile GAAP net income to non-GAAP net income:
Non-cash valuation change in contingent consideration	16	—%	—	—%	36	—%	—	—%
Acquisition-related costs	—	—%	32	—%	22	—%	203	0.1%
Foreign currency (gains) losses, net	686	0.4%	(1,700)	-1.1%	1,214	0.4%	(1,899)	-0.6%
Tax effect on adjustments	(165)	-0.1%	324	0.2%	(304)	-0.1%	319	0.1%
Non-GAAP net income	$10,045	6.2%	$10,299	6.9%	$19,394	6.2%	$21,692	7.3%
Adjustments needed to reconcile non-GAAP net income to non-GAAP EBITDA:
Interest expense, net	1,616	1.0%	468	0.3%	2,187	0.7%	676	0.2%
Provision for income taxes	4,269	2.6%	4,278	2.9%	8,084	2.6%	8,377	2.8%
Depreciation and amortization	2,872	1.8%	3,050	2.0%	5,815	1.8%	6,026	2.0%
Non-GAAP EBITDA	$18,802	11.6%	$18,095	12.1%	$35,480	11.3%	$36,771	12.4%

CRA INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	July 1, 2023	December 31, 2022
Assets
Cash and cash equivalents	$14,271	$31,447
Accounts receivable and unbilled services, net	213,095	194,987
Other current assets	27,352	22,426
Total current assets	254,718	248,860

Property and equipment, net	42,443	45,582
Goodwill and intangible assets, net	101,785	101,510
Right-of-use assets	90,627	96,725
Other assets	61,485	58,240
Total assets	$551,058	$550,917

Liabilities and Shareholders’ Equity
Accounts payable	$22,909	$27,584
Accrued expenses	107,173	155,864
Current portion of lease liabilities	16,386	15,972
Revolving line of credit	80,000	—
Other current liabilities	12,522	17,705
Total current liabilities	238,990	217,125
Non-current portion of lease liabilities	97,938	106,008
Other non-current liabilities	11,344	16,630
Total liabilities	348,272	339,763

Total shareholders’ equity	202,786	211,154
Total liabilities and shareholders’ equity	$551,058	$550,917

CRA INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

	Fiscal Year-to-Date Period Ended
	July 1, 2023	July 2, 2022
Operating activities:
Net income	$18,426	$23,069
Adjustments to reconcile net income to net cash used in operating activities, net of effect of acquired businesses:
Non-cash items, net	15,200	14,193
Accounts receivable and unbilled services	(16,415)	(36,549)
Working capital items, net	(82,190)	(79,525)
Net cash used in operating activities	(64,979)	(78,812)

Investing activities:
Purchases of property and equipment, net	(1,282)	(2,067)
Consideration paid for acquisition, net	(570)	(10,185)
Net cash used in investing activities	(1,852)	(12,252)

Financing activities:
Issuance of common stock, principally stock options exercises	—	341
Borrowings under revolving line of credit	105,000	70,000
Repayments under revolving line of credit	(25,000)	—
Tax withholding payments reimbursed by shares	(2,009)	(975)
Cash dividends paid	(5,230)	(4,636)
Repurchase of common stock	(23,577)	(22,630)
Net cash provided by financing activities	49,184	42,100

Effect of foreign exchange rates on cash and cash equivalents	471	(1,545)

Net decrease in cash and cash equivalents	(17,176)	(50,509)
Cash and cash equivalents at beginning of period	31,447	66,130
Cash and cash equivalents at end of period	$14,271	$15,621

Noncash investing and financing activities:
Increase (decrease) in accounts payable and accrued expenses for property and equipment	$376	$(184)
Excise tax on share repurchases	$(200)	$—
Right-of-use assets obtained in exchange for lease obligations	$190	$2,020
Supplemental cash flow information:
Cash paid for taxes	$6,218	$7,532
Cash paid for interest	$2,178	$452
Cash paid for amounts included in operating lease liabilities	$11,077	$10,584